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                                                                     Exhibit 14



               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Post-Effective Amendment No. 5 to the Registration Statement (Form N-6 No. 333-52194) pertaining to the Lincoln Life & Annuity Flexible Premium Variable Life Account M, and to the use therein of our reports dated (a) March 27, 2003, with respect to the financial statements of Lincoln Life & Annuity Company of New York, and (b) March 3, 2003, with respect to the financial statements of Lincoln Life & Annuity Flexible Premium Variable Life Account M.


                                                         /s/ Ernst & Young LLP


Fort Wayne, Indiana
April 24, 2003